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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUTANTS

As independent certified public accountants, we hereby consent to the use of our report dated February 23, 1996 for the year ended December 31, 1995 and to all references to our firm included in or made part of this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Miami, Florida,
January 7, 1999.